[LOGO]	EXHIBIT 34.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Perpetual Limited

We have examined management’s assessment, included in the accompanying Report on Assessment of Compliance with Regulation AB Servicing Criteria, that Perpetual Limited (the “Company”) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB for asset-backed securities transactions for which the Company served as servicer that are backed by the same asset type backing the asset-backed securities of SMHL Global Fund No.9 (including the SMHL Global Fund No.9 and SMHL Global Fund 2007-1 asset-backed securities transactions), that were completed on or after January 1, 2006 and that were registered with the SEC pursuant to the Securities Act of 1933 (the “Platform”), as of June 30, 2007 and for the period from October 11, 2006 (the date of issuance of the SMHL Global Fund No.9 transaction subject to the requirements of Regulation AB) to June 30, 2007 (the “Reporting Period”) except for servicing criteria 229.1122(d)(1)(ii), 1122(d)(1)(iii), 1122(d)(1)(iv), 1122(d)(2)(i), 1122(d)(2)(vi), 1122(d)(3)(i), 1122(d)(3)(iv), 1122(d)(4)(i), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv) which the Company has determined are not applicable to the activities it performs with respect to the Platform. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. Management is responsible for the Company’s compliance with those servicing criteria. Our responsibility is to express an opinion on management’s assessment about the Company’s compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the servicing criteria.

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

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In our opinion, management's assessment that the Company complied with the aforementioned servicing criteria as of June 30, 2007 and for the reporting period October 11, 2006 to June 30, 2007 is fairly stated, in all material respects.

/s/ KPMG

KPMG

Sydney
September 26, 2007

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

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Appendix A

Individual Asset-Backed Transactions defined by Management as Constituting the Platform

SMHL Global Fund No. 9.
SMHL Global Fund 2007-1.

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.